UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

 Current Report

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACTOF 1934

June 7, 2018 (June 1, 2018)
Date of Report (Date of earliest event reported)

The Boeing Company
(Exact name of registrant as specified in its charter)

Delaware	1-442	91-0425694
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

100 N. Riverside, Chicago, IL	60606-1596
(Address of Principal Executive Offices)	(Zip Code)

(312) 544-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On June 1, 2018, The Boeing Company, a Delaware corporation (“Boeing”), Kelly Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and KLX Inc., a Delaware corporation (“KLX” and, together with Boeing and Merger Sub, the “Parties”), entered into Amendment No. 1 (the “Amendment”) to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 30, 2018 by and among Boeing, Merger Sub and KLX, pursuant to which Merger Sub will merge with and into KLX, with KLX surviving as a wholly owned subsidiary of Boeing (the “Merger”).
Pursuant to the terms of the Amendment, South Korea has been added to the list of jurisdictions set forth on Annex 6.03(a) to the Merger Agreement, such that any required approval of the Merger from an applicable antitrust authority in South Korea is a condition to the obligations of the Parties to effect the Merger pursuant to Section 7.01(c) of the Merger Agreement. The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit Number	Description
	2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of June 1, 2018, by and between The Boeing Company, Kelly Merger Sub, Inc. and KLX Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY
By:	/s/ Grant M. Dixton
Grant M. Dixton
Vice President, Deputy General Counsel & Corporate Secretary
Dated: June 7, 2018